Exhibit 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated September 21, 1998 (except with respect to the matters discussed in
Note 30, as to which the date is September 30, 1999) relating to the consolidated financial statements of Powerscreen International PLC as of March 31, 1998 and for the year then ended, included in this Form 8-K, into Terex Corporation's previously filed Registration Statements Form S-8 (nos. 333-03983, 333-82751, 33-65255, 33-21483, 333-00949) and Form S-3 (nos. 333-52933,
33-52297).




                                                        KPMG
                                                        Chartered Accountants

Belfast, Northern Ireland
October 4, 1999